CHEMED

CHEMED CORPORATION

ROTO-ROOTER®
PLUMBING & DRAIN SERVICE

Innovative Hospice Care®
VITAS®

Safe Harbor and Regulation G Statement

This presentation contains information about Chemed’s EBITDA, Adjusted EBITDA, EBIT, Adjusted EBIT, Adjusted Net Income and Adjusted
Diluted EPS, which are not measures derived in accordance with GAAP and which exclude components that are important to understanding
Chemed’s financial performance. In reporting its operating results, Chemed provides EBITDA, Adjusted EBITDA, EBIT, Adjusted EBIT, Adjusted
Net Income and Adjusted Diluted EPS measures to help investors and others evaluate the Company’s operating results, compare its operating performance with that of similar companies that have different capital structures and evaluate its ability to meet its future debt service, capital expenditures and working capital requirements. Chemed’s management similarly uses EBITDA, Adjusted EBITDA, EBIT, Adjusted EBIT,
Adjusted Net Income and Adjusted Diluted EPS to assist it in evaluating the performance of the Company across fiscal periods and in assessing how its performance compares to its peer companies.  These measures also help Chemed’s management estimate the resources required to meet Chemed’s future financial obligations and expenditures.  Chemed’s EBITDA, Adjusted EBITDA, EBIT, Adjusted EBIT, Adjusted Net Income
and Adjusted Diluted EPS should not be considered in isolation or as a substitute for comparable measures calculated and presented in accordance with GAAP. We calculated Adjusted EBITDA margin by dividing Adjusted EBITDA by service revenues and sales.  We calculated
Adjusted EBIT margin by dividing Adjusted EBIT by service revenues and sales.  Adjusted Diluted EPS is calculated by dividing Adjusted Net
Income by the number of diluted average shares outstanding, and Diluted EPS is calculated by dividing Net Income by the number of diluted average shares outstanding.  A reconciliation of Chemed’s net income to its EBITDA, Adjusted EBITDA, EBIT, Adjusted EBIT and Adjusted Net
Income is presented in appendix tables located in the back of this presentation.

Forward-Looking Statements

Certain statements contained in this presentation and the accompanying tables are "forward-looking statements" within the meaning of the
Private Securities Litigation Reform Act of 1995. The words "believe," "expect," "hope," "anticipate," "plan" and similar expressions identify forward-looking statements, which speak only as of the date the statement was made. Chemed does not undertake and specifically disclaims any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.
These statements are based on current expectations and assumptions and involve various risks and uncertainties, which could cause
Chemed's actual results to differ from those expressed in such forward-looking statements. These risks and uncertainties arise from, among other things, possible changes in regulations governing the hospice care or plumbing and drain cleaning industries; periodic changes in reimbursement levels and procedures under Medicare and Medicaid programs; difficulties predicting patient length of stay and estimating potential Medicare reimbursement obligations; challenges inherent in Chemed's growth strategy; the current shortage of qualified nurses, other healthcare professionals and licensed plumbing and drain cleaning technicians; Chemed’s dependence on patient referral sources; and other factors detailed under the caption "Description of Business by Segment" or "Risk Factors" in Chemed’s most recent report on form 10-Q or 10-K and its other filings with the Securities and Exchange Commission. You are cautioned not to place undue reliance on such forward-looking statements and there are no assurances that the matters contained in such statements will be achieved.

Important Information

Chemed filed with the SEC, on April 29, 2009, a definitive proxy statement in connection with its 2009 annual meeting, and is mailing the definitive proxy statement to its stockholders.  Investors and security holders are urged to read the definitive proxy statement relating to the 2009
Annual Meeting and any other relevant documents filed with the SEC (when available) because they contain important information. Investors and security holders may obtain a free copy of the definitive proxy statement and other documents that Chemed files with the SEC (when available) at the SEC’s website at www.sec.gov and Chemed’s website at www.chemed.com. In addition, the definitive proxy statement and other documents filed by Chemed with the SEC (when available) may be obtained from Chemed free of charge by directing a request to
Chemed Corporation, Attn: Investor Relations, Chemed Corporation, 2600 Chemed Center, 255 East Fifth Street, Cincinnati, OH 45202-4726.

Certain Information Regarding Participants

Chemed, its directors and certain executive officers and employees are participants in the solicitation of Chemed’s security holders in connection with its 2009 Annual Meeting. Security holders may obtain information regarding the names, affiliations and interests of such individuals in Chemed’s Annual Report on Form 10-K for the year ended December 31, 2008, which was filed with the SEC on February 27,
2009, and its definitive proxy statement for the 2009 Annual Meeting, which was filed with the SEC on April 29, 2009. To the extent holdings of
Chemed securities have changed since the amounts printed in the definitive proxy statement for the 2009 Annual Meeting, such changes have been or will be reflected on Statements of Change in Ownership on Form 4 filed with the SEC. These documents may be obtained free of charge (when available) from the SEC’s website at www.sec.gov and Chemed’s website at www.chemed.com.

Safe Harbor and Regulation G Statement
(Continued)

$3.50
$3.25
$3.00
$2.75
$2.50
$2.25
$2.00
$1.75
$1.50
$1.25
$1.00
$0.75
$0.50
$0.25
$70
$65
$60
$55
$50
$45
$40
$35
$30
$25
$20
2003
2004
2005
2006
2007
2008
Adj. Diluted EPS
Adj. Stk Price

Chemed Corporation

EPS  and Stock Price   History

(1)

(1)

Adjusted Diluted EPS; see Appendix at the back of this presentation for reconciliation from GAAP reported results to adjusted (non-GAAP) results

(2)

Adjusted for stock splits

(2)

Chemed has delivered strong and consistent EPS to
stockholders since 2003, 53% 5-year CAGR

(1) 2003	(2) 2004	(3) 2005	(4) 2006	(5) 2007		(6) 2008		(7) Average Annual Inc./(Dec.)
(1) Service Revenues and Sales (a)	$ 260,776	$ 734,877	$ 915,970	$ 1,018,587	$ 1,100,058		$ 1,148,941		34.5%
(2) EBITDA (c)	30,366	72,310	96,992	129,782	138,470		155,032		38.6%
(3) Adj. EBITDA (c)	25,118	91,950	120,513	131,373	161,846		161,754		45.1%
(4) Net Income/(Loss) (GAAP)	(3,435)	27,512	35,817	50,651	61,641	(b)	67,281	(b)	n.a.
(5) Adj. Net Income (c)	7,894	31,893	49,542	58,102	79,277		78,900		58.5%
(6) Diluted EPS (GAAP)	(0.17)	1.12	1.36	1.90	2.46		2.88		n.a.
(7) Adj. Diluted EPS (c)(d)	0.40	1.29	1.88	2.18	3.16		3.38		53.2%
(8) Diluted Average Shares Outstanding	19,908	24,636	26,299	26,669	25,077		23,374		3.3%

Chemed Corporation

Chemed – Consolidated Summary of Operations

For the years ended December 31, 2003 through 2008

(in thousands, except per share data)

Adj. Diluted EPS is calculated by dividing Adj. Net Income by Diluted Average Shares Outstanding, and Diluted EPS is calculated by dividing Net Income by Diluted Average Shares Outstanding

(d)

See footnote (d) below and the Appendix at the back of this presentation for reconciliation from GAAP reported results to adjusted (non-
GAAP) results

(c)

Restated for the retrospective adoption of FASB Staff Position No. APB 14-1, “Accounting for Convertible Debt Instruments That May Be
Settled in Cash upon Conversion (Including Partial Cash Settlement),” effective January 1, 2009

(b)

Continuing operations

(a)

Consolidated Balance Sheet
Since Acquisition of VITAS in February 2004

Significantly reduced debt and leverage ratio

February 2004 Debt of $335.9 million

Debt/LTM Adjusted EBITDA = 4.5

March 2009 Debt of $159.2 million

Debt/LTM Adjusted EBITDA = 0.95

Purchased $210.6 million of Chemed stock

Annualized cash Interest Expense

February 2004 = $21.4 million

March 2009 = $3.9 million

(a)

(a)  See Appendix at the back of this presentation for reconciliation from GAAP reported results to adjusted
(Non-GAAP) results

Chemed

Operating
Segments

Chemed Corporation Revenue

2008

Chemed

Adjusted EBITDA

14.1%

Chemed

Central Support

1.2%

Roto-Rooter

Central Support

8.3%

Roto-Rooter

COS

16.1%

5.9%

VITAS

Central

Support

54.4%

VITAS

COS

Roto-Rooter

VITAS

2007

Chemed

Adjusted EBITDA

14.7%

Chemed

Central Support

1.1%

Roto-Rooter

Central Support

8.6%

Roto-Rooter

COS

16.2%

6.1%

VITAS

Central

Support

53.3%

VITAS

COS

Roto-Rooter

VITAS

69%

31%

70%

30%

(a)

(a)

(a)

See Appendix at the back of this presentation for reconciliation of EBITDA and Adjusted EBITDA to Net Income

Roto-Rooter

Acquired Roto-Rooter from founder’s heirs in 1980:

Minimal company-owned territories

Viewed as an under-leveraged brand

Poor economic rent for brand value

Methodical roll-up of franchise territories:

Today, 50% of the United States population resides in company-
owned territories

Developed centralized infrastructure to manage 100 territories

Call Centers

Information Technologies/software

Replicable and Scalable

Five-year net income CAGR of 21%

Residential Drain Cleaning 29%
Commercial Plumbing 16%
Product & Equipment Sales 1%
Other 1%
Residential Plumbing 28%
Commercial Drain Cleaning 17%
Contractors 7%
Franchise Fees 1%

Product & Equipment Sales 7%
Franchise Fees 6%
Contractors 18%
Roto-Rooter Branches 69%

Chemed Corporation

Roto-Rooter Company Overview

Largest provider of plumbing and drain cleaning services in North America

Provides plumbing services to approximately 90% of the United States and 40% of the
Canadian population

Provides plumbing and drain cleaning services in more than 110 company-owned territories and approximately 500 franchise territories

Maintains an estimated 15% of the drain cleaning market and 2-3% share of the same-day service plumbing market

Residential customers represent 57% of revenues, while commercial customers represent 33% of revenues

Adjusted EBITDA     (2008)

Revenues (2008)

(a)

(a)  See Appendix at the back of this presentation for reconciliation of EBITDA and Adjusted EBITDA to Net Income

Chemed Growth Strategy – Roto-Rooter

Continue to increase efficiency

Acquire franchisee territories at reasonable valuations

$175 - $200 million in franchise street sales

Purchase at 4-5 times EBITDA

Minimal capital expenditure

Focus on earnings and cash flow

Company-owned Territories

(1) 2003	(2) 2004	(3) 2005	(4) 2006	(5) 2007	(6) 2008	(7) Average Annual Inc./(Dec.)
(1) Service Revenues and Sales (a)	$ 260,776	$ 276,611	$ 297,337	$ 319,495	$ 344,632	$ 340,496	5.5%
(2) EBITDA (b)	30,881	38,314	52,598	59,307	72,030	62,924	15.3%
(3) Adj. EBITDA (b)	30,847	42,355	49,234	55,548	69,188	59,922	14.2%
(4) Adj. EBITDA Margin (b)	11.8%	15.3%	16.6%	17.4%	20.1%	17.6%	n.a.
(5) Net Income (GAAP)	13,176	18,795	27,626	32,454	38,971	33,592	20.6%
(6) Adj. Net Income (b)	13,176	21,044	25,486	31,203	40,139	33,950	20.8%

Chemed Corporation

Roto-Rooter – Summary of Operations
For The Years Ended December 31, 2003 through 2008
(in thousands, except percentages)

(a)

Continuing Operations

(b)

See Appendix at the back of this presentation for reconciliation from GAAP reported results to adjusted (non-GAAP) results

Roto-Rooter
$45
$35
$25
$15
$5
($5)
($15)
2003
2004
2005
2006
2007
2008
$300
$250
$200
$150
$100
$50
$0
($50)
($100)
ServiceMaster
Roto-Rooter
ServiceMaster

Chemed Corporation

Roto-Rooter Versus the Competition
Net Income from Continuing Operations  (in millions)

*

*ServiceMaster went private in 2007

Future of Roto-Rooter

Continue to Consolidate Franchises

Purchase at reasonable multiples

Avoid over-paying for current acquisitions

Inflates expectations/demands of remaining franchisees

Utilize Cash Flow for:

Purchase of franchises

Acquisition of hospices

Debt pay-down, share buy-back, increased dividends

Roto-Rooter Divestiture Considerations:

If arbitrage of buying at low multiples is exhausted

If after-tax proceeds can be reinvested at higher return, risk adjusted

If Chemed’s capital structure and cash flow without Roto-Rooter provide it significant flexibility to support continued growth of VITAS

If tax-free spin-off creates stockholder value

VITAS Acquisition

Chemed Invested in VITAS Preferred Stock in 1991

Active in VITAS’ Corporate Governance Since 1991

Board Position

Audit Committee

Compensation Committee

Obtained Several Warrant Tranches 1991-2002

Converted Warrants to 37% Common Stock Ownership in 2003

Purchased 100% of VITAS in February 2004

VITAS Healthcare Company Overview

General

Inpatient

Care

Continuous

Home

Care

Routine

Home

Care

Adjusted EBITDA    2008

Hospice

Program –

Indirect

19.6%

Hospice

Program –

Direct

57.7%

EBITDA

14.3%

Central
Support

8.4%

Medicare Cap

0.03%

Revenues 2008 (Before Cap)

72%

12%

16%

(a)

See Appendix at the back of this presentation for reconciliation of EBITDA and Adjusted EBITDA  to Net Income

(a)

Largest provider of hospice services for patients with severe, life-limiting illnesses with approximately 8%
of the U.S. market share

Operates a comprehensive range of hospice services through 45 operating programs in 15 states and the
District of Columbia

Utilizes a standardized model for patient care which is intended to maximize quality and enhance patient satisfaction

Operating statistics:

Service revenues and sales: $208 million (Q1 2009)

Average daily census per established program: approximately 280 ADC, largest approximately 1,300
(Q1 2009)

Average length of stay:  76.6 days  (Q1 2009)

Total of 9,200 employees, including approximately 3,800 nurses and more than 3,200 home health aides and other direct caregivers  (Q1 2009)

Washington, DC

VITAS – Locations & ADC  (as of March 31, 2009)

Inland Empire

(San Bernardino/

Palm Springs)

Orange County

Dallas

Fort Worth

San Antonio

Houston

Central Florida

Brevard

Palm Beach

Dade

Broward

Cincinnati

Philadelphia

New Jersey North

New Jersey West

New Jersey Shore

Delaware

Milwaukee

Chicagoland Central

Chicagoland South

Chicagoland Northwest

Sacramento

Oakland

San Francisco

San Diego

San Gabriel Cities

(Covina)

San Fernando

(Los Angeles & Ventura

County, Encino)

Coastal Cities

(Torrance)

Atlanta

Waterbury, CT

Hartford, CT

Fairfield, CT

Daytona

Pittsburgh

Kansas City

St. Louis

Northern Virginia

Detroit

Richmond

Cleveland

Collier

LaSalle

Columbus

Dayton

New Starts   (Revenue < 12 Mos.)

3

Large   (450+ ADC)

8

Medium   (200 – 449 ADC)

17

Small   (1 – 199 ADC)

20

(1) 2003	(2) 2004	(3) 2005	(4) 2006	(5) 2007	(6) 2008	(7) Average Annual Inc./(Dec.)
(1) Service Revenues and Sales	$ 441,017	$ 531,136	$ 618,613	$ 699,092	$ 755,426	$ 808,445	12.9%
(2) EBITDA (b)	42,986	65,685	65,259	89,983	111,131	120,568	22.9%
(3) Adj. EBITDA (b)	42,302	64,553	80,455	85,880	103,953	115,278	22.2%
(4) Adj. EBITDA Margin (b)	9.6%	12.2%	13.0%	12.3%	13.8%	14.3%	n.a.
(5) Net Income (GAAP)	20,158	33,052	34,982	43,546	61,034	64,719	26.3%
(6) Adj. Net Income (b)	20,158	32,961	44,659	49,249	59,974	64,425	26.2%

Chemed Corporation

VITAS – Summary of Operations
For The Years Ended December 31, 2003 through 2008

(a)

(a)

Assumes VITAS was purchased on January 1, 2003

(b)

See Appendix at the back of this presentation for reconciliation from GAAP reported results to adjusted (non-GAAP) results

(in thousands, except percentages)

$75
$65
$55
$45
$35
$25
$15
$5
($5)
($15)
2003
2004
2005
2006
2007
2008
VITAS
Odyssey
Vistacare

Chemed Corporation

*  Vistacare results for 2004 are annualized from the reported nine-month period ended September 30, 2004;

    Vistacare was purchased by Odyssey during their fiscal 2008

VITAS Versus the Competition*
Net Income from Continuing Operations  (in millions)

Future of VITAS

Short-term

- Continue organic growth
- Acquisitions
  - Fragmented industry
  - Dominated by "Mom & Pop" not-for-profits
  - Average operating margin in hospice is 4%*
  - 50% of hospices have negative margin*
  - Economies of scale
- Access to reasonably priced capital critical to expansion

Long-term

- Government reimbursement structure will drive VITAS' future
- Consolidation
  - Will "pure play" dominate industry? ➡ Consolidation continues
  - Will continuum of care dominate? ➡ Acquire other healthcare providers; Divest VITAS to diverse healthcare provider
    - Self referral
    - Control of patient

*Source - MedPac

22

Chemed Corporation

Chemed

Corporate
Overhead

Corporate Overhead

Majority of Chemed’s corporate overhead costs are unavoidable as a public company

Functions as Strategic Planning and Execution

Business Model Developments

Acquisitions and Divestitures

Growth Strategies

Manages Public Reporting Issues

Accounting

Tax

Treasury

Investor Relations

  Legal

  SOX / Internal Audit

  Insurance

  Governance

(1) Headcount	(2) ($000) Expense	(3) Percent of Total	
(1)	Office of the CEO	5	$3,711	23.6	%
(2)	Audit Staff and Outside Auditors	2	2,490	15.9	
(3)	CFO	1	1,590	10.1	
(4)	Accounting/Public Reporting Staff	7	1,441	9.2	
(5)	Legal Department	4	1,192	7.6	
(6)	Directors' Fees & Expenses	-	1,060	6.8	
(7)	Insurance Expense	-	918	5.9	
(8)	Chairman	-	584	3.7	
(9)	Chemed Center Rent	-	553	3.5	
(10)	Investor Relations Department	1	389	2.5	
(11)	Treasury/Cash Management Staff	2	386	2.5	
(12)	Tax Staff	2	367	2.3	
(13)	All Other	-	1,006	6.4	
(14)	Total	24	$15,687	100.0	%
(15)	Percent of 2008 Revenue		1.4 %		

Chemed Corporation

2008 Corporate Overhead

(a)

Cash expenses.  See Appendix at the back of this presentation for a reconciliation of cash and non-cash expenses to reported Chemed Corporate SG&A expenses.

(a)

Corporate Overhead (Continued)

Significant increase / duplication in costs if Roto-Rooter and
VITAS were separate public companies:

CEO / CFO

Audit / SOX

Accounting / Public Reporting

Legal

Directors Fees

Investor Relations

Treasury

Tax

Chemed Valuation

Chemed Valuation

Sum of the parts

JP Morgan / Lazard evaluation

Chemed Divestitures

Status of tax-free spin-offs

History of divestures

Comparable Company Trading

No discernible discount due to Chemed's corporate structure
Significant transparency in segment operating metrics

VITAS: EV / 2009E EBITDA
Avg. 5.7x
14.0x
12.0
10.0
8.0
6.0
4.0
2.0
0.0
7.0x
6.3x
5.8x
5.6x
5.4x
5.3x
Avg 5.7x
Chemed
Odyssey
Lhc
Almost Family
Amedisys
Gentiva

ROTO-ROOTER: EV / 2009E EBITDA
Avg. 7.5x
14.0x
12.0
10.0
8.0
6.0
4.0
2.0
0.0
7.0x
12.0x
9.5x
6.3x
5.5x
4.4x
Avg 7.5x
Chemed
Rollins
Ecolab
Team
Furmanite
Emcor

28
Chemed Corporation

Based on Vitas comparable company peer group

Segment	2009E EBITDA	Corporate Expenses [a]	Adj. 2009E EBITDA	EV/'09E EBITDA Multiple Range			Implied Value		
VITAS	$123	($12)	$111	5.3x	-	6.3x	$587	-	$698
Implied Roto-Rooter	$58	($5)	$53	8.4x	-	10.5x	$449	-	$560
Chemed Enterprise Value (4/27/09)								**$1,147**	
Net Financial Debt								$187	
Equity Value								$960	
Fully Diluted Shares (mm)								23	
Current Share Price								**$42.28**	

Implied based on current share price

Chemed Corporation

Sum-of-the-Parts Analysis – Market Implied Roto-Rooter

(in millions, except per share data)

Note: Chemed financial based on broker research

(a)  Allocation based on percentage of sales

(b)  See Appendix at the back of this presentation for reconciliation of EBITDA and Adjusted EBITDA to Net Income

(b)

JP Morgan / Lazard Evaluation

In the current market environment there has been a flight to security

Smaller cap companies should continue to experience significant volatility

Healthcare services sector has experienced significant volatility given uncertainty regarding government policy on reimbursement

Industrial services broadly seen as correlated to macroeconomic trends with significant cyclicality risk

While VITAS has requisite characteristics for independence, a standalone Roto-Rooter would face significant pressure in the current market environment

Small cap discount

Lack of meaningful peer group

Lack of analyst coverage or market makers

Difficult market conditions for the seasoning period

VITAS and Roto-Rooter businesses are inherently different and do not yield traditional synergies to each other

However, existing capital structure allows for significant flexibility in capital allocations to support acquisition growth strategy

Stronger combined credit profile could benefit company if a transformative deal were identified, especially in weaker credit markets

In current environment, JP Morgan and Lazard believe that the multiple arbitrage necessary to justify a spin-off of Roto-Rooter does not exist

Chemed should continue to evaluate the market environment for a separation and be willing to opportunistically engage if circumstances warrant

Tax-Free Spin-Off

Chemed acquired control of VITAS on February 24, 2004, in a taxable purchase of stock

Tax-free spin-offs are governed by IRC §355

The earliest a tax-free spin-off of Roto-Rooter or VITAS could be completed under IRC §355 was February 25, 2009

Now is not the right time for a separation of Roto-Rooter and VITAS

(a)  A basic requirement under §355(b)(2) is the active business requirement:

Both the distributing and controlled corporation are engaged in the active conduct of a trade or business,

The trade or businesses (meaning both VITAS and Roto-Rooter) must have been actively conducted throughout the five-year period ending on the date of distribution, and

Control of a business which was conducting such trade or business was not acquired in a taxable transaction within the five-
year period

(a)

Chemed Has a History of Divestitures

Chemed’s Board of Directors has approved:

14 significant divestiture / transactions

Generating $711,000,000 in proceeds

Resulting in $284,000,000 in pre-tax gains

Four divestitures in the last 12 years

Divested Patient Care in 2002, a significant business segment.  This transaction resulted in reducing:

Chemed revenue by 29%

Operating profit by 15%

Total employee headcount by 50%

1978	Figi Business is sold Medical Diagnostic Services is divested
1981	Omnicare IPO on NYSE under the ticker OCR
1985	Roto-Rooter IPO on NASDAQ under the ticker ROTO
1986	Vestal Laboratories sold to Merck National Sanitary Supply IPO on NASDAQ under the symbol NSSX
1991	Chemed sells the flagship operation DuBois Chemicals to Diversey Corporation
1995	Chemed sells the Veratex Group retail division to Henry Schein
1996	Chemed purchases all of the publicly traded shares of Roto-Rooter
1997	Chemed sells The Omnia Group to Banta Healthcare Chemed divests NSSX to Unisource
2002	Chemed sells Patient Care to a private equity fund
2003	Chemed divests last shares of Omnicare
2005	Service America is sold

Chemed Corporation

Summary of Significant Divestitures and Spin-Offs

2009 Annual

Meeting of

Stockholders

Executive Summary

MMI Investments, L.P. (MMI), a dissident hedge fund, has nominated its own slate of five director candidates to stand for election to Chemed’s Board at our upcoming
Annual Meeting

Chemed believes MMI’s true motivation is to pursue an ill-timed, irresponsible separation of the Company’s businesses

Chemed’s Board is highly qualified and has demonstrated its commitment to delivering value to all Chemed stockholders

History of success in delivering solid return and unlocking value through spin-offs and other strategy transactions

Regular review of the Company’s strategy and structure (most recently with the Company’s outside financial and legal advisors)

Chemed’s Board nominees are the right choice to continue building value for stockholders

2 new, independent director candidates to add valuable experience

Chemed is structured to facilitate a spin-off of either operating segment.  Chemed has consistently stated it would separate Roto-Rooter and VITAS if a separation would create stockholder value

Corporate Governance

Governance rating score better than:

94.8% of S&P 600 companies

94.8% of Health Care Equipment & Services companies

No poison pill

Election of entire Board conducted annually

Nine of 11 nominees independent

All key committees comprised solely of independent directors

Separate Chairman and Chief Executive Officer

Chairman of the Board is independent director

Three new independent director/nominees in the last two years

Incentive compensation aligned with performance and stockholder value creation

Chemed Director Independence

Chemed’s Board is in full compliance with both the spirit and letter of the director-
independence requirements of the NYSE and SEC

None of the independent directors has been an employee or director of any
Chemed affiliate for a minimum of nearly 10 years

The “significant funding” Mr. Walsh’s law firm (Thompson Hine LLP) received:

Was $6,549 in 2007, the last year in which any fees were paid to the firm by Chemed
(and $107,149 in the aggregate from 2004 through 2006).  The law firm had total revenues of over $188 million in 2007

Were paid for a matter originally referred to a Dayton, Ohio, law firm with which Mr.
Walsh was never affiliated.  The Ohio firm later merged with Thompson Hine, and only subsequent to that merger did Mr. Walsh’s own firm merge with Thompson
Hine in 2002, approximately seven years after Mr. Walsh became a Chemed director

The “significant funding” Ms. Lindell’s employer, the University of Cincinnati, received:

Consisted of charitable contributions of $93,975 from the Chemed Foundation from
1994 – 2008.  (As of June 2007, the University of Cincinnati had an endowment in excess of $1 billion.)  The Chemed Foundation donated funds to 267 different organizations in the 1994 – 2008 period.  Ms. Lindell joined the Chemed Board in
2008

Year		Total Board Size	Independent Directors	
2002		15	6	Added 1 Independent Director, 2 Inside Directors did not stand for reelection
2003		11	6	4 Inside Directors did not stand for reelection
2004		12	7	Added 1 Independent Director
2005		13	8	Added 1 Independent Director
2006		13	8	No change in composition
2007		12	7	1 Independent Director did not stand for reelection
2008		12	7	Added 1 Independent Director, 1 Independent Director did not stand for reelection, 1 Independent Director elected Chairman of the Board
2009	nominees	11	9	Added 2 Independent Nominees, 3 Inside Directors did not stand for reelection

Chemed Corporation

Chemed – Board of Directors Composition

Chemed has a long history of independent directors

Nominating Two New Independent Directors in 2009

Six Potential Nominees Considered

Three were proposed by one of Chemed’s largest stockholders

One proposed by an advisor

One proposed by the Chief Executive Officer

One proposed by the Chairman of the Board

Board’s Nominating Committee reviewed the background of each potential nominee.  Based upon this review, the Nominating Committee recommended:

Mr. Rice – Recommended by a large stockholder of Chemed

Mr. Rice has been both a director and executive officer of several companies in the healthcare industry.  Since 1993, he has served at various times as Chief Executive Officer and a director of
Andrx Corporation; President and Chief Executive Officer and a director of Chesapeake
Biological Laboratories, Inc. and Executive Vice President and Chief Operating Officer and also as Chief Financial Officer and a director of Circa Pharmaceuticals, Inc.

Mr. Mrozek – Recommended by the Chief Executive Officer

Mr. Mrozek worked with the ServiceMaster Company for over 20 years, serving at various times as its Vice Chairman, President, Chief Financial Officer and Chief Operating Officer and as a Group
President and Chief Operating Officer.  During Mr. Mrozek’s term, ServiceMaster’s businesses included not only its current residential and commercial cleaning, home warranty and inspection, furniture repair, lawn service and pest control businesses, but also plumbing and drain cleaning and home health care and assisted living businesses

MMI Investments

MMI’s Approach

No substantive discussions prior to public letter

No nominations submitted to the Nominating Committee

Misleads investors that they have been a long-term stockholder

MMI’s Credibility

Mischaracterizations regarding a potential spin-off

Misleading information regarding affiliations of Chemed’s directors

Misinformation regarding Chemed’s corporate staff and overhead

MMI’s and Nominees’ Track Record – Significant Value Destruction

MMI’s reported assets under management have declined from approximately $900 million to approximately $200 million over the past two years

Since nominee Lifflander assumed directorship at Unysis, UIS stock price has declined approximately 67%*

Since nominee Michel has been President, CEO and Board Member of iSECUREtrac, the company’s stock price has declined approximately  71%*

During nominee Wetzel’s tenure on the Board of Brink’s, BCO stock price declined approximately 29%

*  As of the close of business on May 6, 2009

MMI Investments (Continued)

Qualifications of MMI’s Five Nominees

2 have no public company board experience

1 is a professional activist hedge fund manager

2 serve as limited partners of the same activist hedge fund

Only 1 has any professional experience in healthcare

Only 1 has any professional experience in residential and commercial cleaning services

MMI’s Plan is Not Right at This Time

Chemed’s most recent review, conducted during March and April 2009 with outside financial and legal advisors, concluded executing the separation advocated by MMI would be risky and could impair value

Wall Street Journal Quote

“Another activist favorite, pressuring companies to break up or sell themselves, also could be a challenge.  Financing markets remain in disarray and valuations are distressed in many cases.”

Gregory Zuckerman, The Wall Street Journal, April 27, 2009

Chemed Response to MMI

Criticizes Chemed’s Board of Directors

Has not raised any claims of operational under
performance

Has not offered evidence to the claim that Chemed
lags its peers on operating metrics

Criticizes Chemed overhead in vague and general
terms

Has not provided evidence that Chemed directors
and management are unwilling to divest Roto-
Rooter or VITAS to create stockholder value

MMI

Chemed Management

Chemed’s nominees are in full compliance with the NYSE
and SEC director-independence requirements and have a
demonstrated track record of building value for

stockholders

Strong consolidated operating results over 1, 3 and 5
years

VITAS and Roto-Rooter have out- performed competition

Roto-Rooter and VITAS would incur significant overhead
expense if they were separate, publicly traded entities;
Chemed overhead is only 1.4% of revenue

Chemed has a long history of divesting operations to
enhance stockholder value; Chemed has consistently
stated it would separate Roto-Rooter and VITAS if a
separation would create stockholder value

Chemed’s Nominees are the Right Choice

Chemed’s Nominees are the Right Choice

Superior long-term value creation and financial performance

Track record of successful divestitures and other strategic
transactions

Highly qualified Board is committed to delivering value for
stockholders through the execution of prudent strategies, NOT through the blind pursuit of any one strategy

Support the Chemed Board

Vote the WHITE Proxy Card

Appendix

Chemed – Consolidated Summary of Operations

For the years ended December 31, 2003 through 2008
Includes VITAS results as if VITAS were purchased on January 1, 2003
(in thousands, except per share data)

		(1) 2003 (e)	(2) 2004 (e)	(3) 2005	(4) 2006	(5) 2007	(6) 2008	(7) Average Annual Inc./(Dec.)
(1)	Service Revenues and Sales (a)	$ 701,793	$ 808,211	$ 915,970	$ 1,018,587	$ 1,100,058	$ 1,148,941	10.4%
(2)	Pro Forma EBITDA (c)	66,001	82,794	96,992	129,782	138,470	155,032	18.6%
(3)	Pro Forma Adj. EBITDA (c)	67,961	97,846	120,513	131,373	161,846	161,754	18.9%
(4)	Pro Forma Net Income/(Loss)	(2,044)	32,615	35,817	50,651	61,641 (b)	67,281 (b)	n.a.
(5)	Pro Forma Adj. Net Income (c)	13,750	32,669	49,542	58,102	79,277	78,900	41.8%
(6)	Pro Forma Diluted EPS (d)	(0.09)	1.27	1.36	1.90	2.46	2.88	n.a.
(7)	Pro Forma Adj. Diluted EPS (c) (d)	0.58	1.27	1.88	2.18	3.16	3.38	42.3%
(8)	Pro Forma Diluted Average Shares Outstanding	23,908	25,734	26,299	26,669	25,077	23,374	-0.5%

(a) Continuing operations

(d) Pro Forma Adj. Diluted EPS is calculated by dividing Pro Forma Adj. Net Income by Pro Forma Diluted Average Shares Outstanding, and Pro Forma Diluted EPS is calculated by dividing Pro Forma Net Income/(Loss) by Pro Forma Diluted Average Shares Outstanding

(e) Includes VITAS results as if VITAS were purchased on January 1, 2003

A-1

Chemed Corporation

Chemed - Results from Continuing Operations

(in thousands, except per share data)

		(1)	(2)	(3)	(4)	(5)	(6)
		Full Year Results			Three Months Ended March 31,		
		2007	2008	Fav/(Unfav) % Growth	2008	2009	Fav/(Unfav) % Growth
(1)	Service Revenues and Sales	$1,100,058	$1,148,941	4.4%	$285,268	$294,938	3.4%
(2)	EBITDA (a)	138,470	155,032	12.0%	35,540	41,311	16.2%
(3)	Adj. EBITDA (a)	161,846	161,754	(0.1%)	36,606	42,224	15.4%
(4)	Adj. EBITDA Margin (a)	14.7%	14.1%	(0.6) pts.	12.8%	14.3%	1.5 pts.
(5)	Net Income	61,641	67,281	9.1%	15,860	19,339	21.9%
(6)	Adj. Net Income (a)	79,277	78,900	(0.5%)	17,731	21,216	19.7%
(7)	Diluted EPS (b)	2.46	2.88	17.1%	0.65	0.85	30.8%
(8)	Adj. Diluted EPS (a) (b)	3.16	3.38	7.0%	0.73	0.94	28.8%
(9)	Diluted Average Shares Outstanding	25,077	23,374	(6.8%)	24,285	22,647	(6.7%)
(10)	Capital Expenditures	26,640	26,094	2.1%	3,891	3,376	13.2%

(a) See footnote (b) below and the back of this Appendix for reconciliation from GAAP reported results to adjusted (non-GAAP) results

A-2

Chemed Corporation

Cumulative Results Since the VITAS Acquisition

For the years ended December 31, 2003 through 2008

		(1)	(2)	(3)
		CAGR		
		One Year	Three Year	Five Year
	Chemed*			
(1)	Service revenues and sales	4.4%	7.8%	10.4%
(2)	Income from continuing operations	14.9%	25.8%	41.8%
(3)	Diluted EPS from continuing operations	23.2%	30.7%	42.4%
	Roto-Rooter			
(3)	Service revenues and sales	(1.2%)	4.6%	5.5%
(4)	Net income	(13.8%)	6.7%	20.6%
	VITAS			
(5)	Service revenues and sales	7.0%	9.3%	12.9%
(6)	Net income	6.0%	22.8%	26.3%

* Include VITAS results as if VITAS were purchased on January 1, 2003

A-3

Chemed Corporation

Chemed – Total Stockholder Returns

		(1)	(2)	(3)	(4)
			CAGR as of 12/31/08		
		YTD 4/30/09	1-Yr	3-Yr	5-Yr
(1)	**Chemed**	6.5 %	(28.4) %	(6.7) %	12.2 %
(2)	**Russell 3000**	(1.4)	(38.7)	(10.4)	(3.8)
(3)	**Peer Group** [(a)]	(0.7)	(23.3)	(3.9)	7.1

(a) GICS Code 3510 "Health Care Equipment and Services"

A-4
Chemed Corporation

Chemed – Corporate Overhead Summary

	(1) 2004	(2) 2005	(3) 2006	(4) 2007	(5) 2008
Cash Overhead Expenses					
(1) Corporate Overhead Expenses	$ 11,445	$ 12,803	$ 13,876	$ 14,450	$ 15,687
(2) Management Fees Charged to Segments	(1,843)	(2,175)	(2,482)	(2,600)	(2,678)
(3) Total Chemed Corporate Overhead, Net of Segment	$ 9,602	$ 10,628	$ 11,394	$ 11,850	$ 13,009
Non-cash Expenses					
(4) Stock Option Expense	-	215	1,211	4,665	7,303
(5) Stock Award Amortization	88	237	436	501	960
(6) Total Corporate Overhead	$ 9,690	$ 11,080	$ 13,041	$ 17,016	$ 21,272
Corporate O/H as a Percent of					
(7) Service Revenue and Sales	1.4%	1.4%	1.4%	1.3%	1.4%
(8) Income from Operations	15.3%	14.3%	11.7%	10.5%	10.6%

A-5

Chemed Corporation

Chemed – Annual Incentive Compensation

	(1)	(2)	(3)	(4)	(5)
	Percent Variance			Average Annual Percent Variance	
	2006 vs. 2005	2007 vs. 2006	2008 vs. 2007	2005-2007	2006-2008
(1) Reported Diluted EPS (a)	56.5 %	15.7 %	23.2 %	34.6 %	19.4 %
(2) Adjusted Diluted EPS (a)	3.1	60.5	5.3	28.6	30.0
(3) Annual Incentive Compensation	(16.0)	60.2	(3.5)	16.0	24.4

(a) Adjusted Diluted EPS is calculated by dividing Adjusted Net Income by the number of diluted average shares outstanding, and Reported Diluted EPS is calculated by dividing Net Income by the number of diluted average shares outstanding. A reconciliation of Adjusted Net Income to Net Income is provided at the back of this Appendix

A-6

Chemed Corporation

Chemed – Executive Long-Term Incentive Plan

Specific Performance Targets

Current (Third) Plan Period

		Share Pool
Time-Based Restricted Shares (3-year vesting; 16 participants)		40,000 shares
Share Price Targets (30 out of 60 Trading Days)		
$62.00 per common share	20,000 shares	
$68.00 per common share	30,000 shares	80,000 shares total
$75.00 per common share	30,000 shares	
Cumulative Adjusted EBITDA Targets		
Jan 1, 2007 - Dec 31, 2009	$465 million; 10.2% CAGR over 3 years	
	or	80,000 shares
Jan 1, 2007 - Dec 31, 2010	$604 million; 7.0% CAGR over 4 years	
Discretionary Pool		25,000 shares

A-7

Chemed Corporation

Roto-Rooter – Historical Financial Performance

($000)

	(1)	(2)	(3)	(4)	(5)	(6)
	Full Year Results			Three Months Ended March 31,		
	2007	2008	Fav/(Unfav) % Growth	2008	2009	Fav/(Unfav) % Growth
(1) Service Revenues and Sales	$ 344,632	$ 340,496	(1.2%)	$ 86,683	$ 86,521	(0.2%)
(2) Net Income	38,971	33,592	(13.8%)	9,095	8,276	(9.0%)
(3) EBITDA (a)	72,030	62,924	(12.6%)	16,973	15,416	(9.2%)
(4) Adj. EBITDA (a)	69,188	59,922	(13.4%)	15,940	14,467	(9.2%)
(5) Adj. EBITDA Margin (a)	20.1%	17.6%	(2.5) pts.	18.4%	16.7%	(1.7) pts.
(6) EBIT (a)	63,611	54,580	(14.2%)	14,878	13,347	(10.3%)
(7) Adj. EBIT (a)	60,769	51,578	(15.1%)	13,845	12,398	(10.5%)
(8) Adj. EBIT Margin (a)	17.6%	15.1%	(2.5) pts.	16.0%	14.3%	(1.7) pts.
(9) Capital Expenditures	8,388	7,808	6.9%	2,329	1,474	36.7%

(a) Reconciliation from GAAP reported results to adjusted (non-GAAP) results is provided at the back of this Appendix

A-8

Chemed Corporation

VITAS – Results from Continuing Operations

($000)

	(1)	(2)	(3)	(4)	(5)	(6)
	Full Year Results			Three Months Ended March 31,		
	2007	2008	Fav/(Unfav) % Growth	2008	2009	Fav/(Unfav) % Growth
(1) Service Revenues Before Medicare Cap	$ 755,668	$ 808,680	7.0%	$ 198,585	$ 208,687	5.1%
(2) Medicare Cap	(242)	(235)	2.9%	-	(270)	N/A
(3) Net Service Revenues and Sales	$ 755,426	$ 808,445	7.0%	$ 198,585	$ 208,417	5.0%
(4) Net Income	61,034	64,719	6.0%	13,298	17,283	30.0%
(5) EBITDA (a)	111,131	120,568	8.5%	25,023	32,128	28.4%
(6) Adj. EBITDA (a)	103,953	115,278	10.9%	23,605	31,202	32.2%
(7) Adj. EBITDA Margin (a)	13.8%	14.3%	0.5 pts.	11.9%	15.0%	3.1 pts.
(8) Capital Expenditures	18,059	8,797	51.3%	1,520	1,895	(24.7%)

(a) Reconciliation from GAAP reported results to adjusted (Non-GAAP) results is provided at the back of this Appendix

A-9

Chemed Corporation

VITAS – Operating Metrics ($000)

		(1)	(2)	(3)	(4)	(5)	(6)	(7)	(8)	(9)	(10)	(11)	(12)	(13)
		2006				2007				2008				2009
	Operating Metrics	Q1	Q2	Q3	Q4	Q1	Q2	Q3	Q4	Q1	Q2	Q3	Q4	Q1
(1)	Average Daily Census (ADC)	10,291	10,704	11,020	11,174	11,309	11,406	11,529	11,660	11,691	11,846	12,033	11,829	11,728
(2)	Admissions	13,773	12,987	12,686	13,291	14,110	13,658	13,436	13,594	15,212	13,956	13,317	13,314	14,168
(3)	Discharges	13,299	12,529	12,525	13,199	14,051	13,359	13,403	13,700	14,992	13,707	13,279	13,693	13,865
(4)	Average Length of Stay (ALOS) (Days):	72.4	68.0	71.0	75.7	76.9	76.6	76.7	75.7	71.5	73.2	74.1	83.1	76.6
(5)	Median Length of Stay (Days)	12	13	14	14	13	13	14	14	13	13	15	14	13
(6)	Total Revenue Before Medicare Cap Reduction ($000) (d)	$166,057	$172,126	$177,900	$186,907	$183,577	$185,701	$189,188	$197,202	$198,585	$199,048	$204,956	$206,091	$208,687
(7)	Medicare Cap Reduction	-	($599)	($2,611)	($688)	$472	-	($714)	-	-	-	-	($235)	($270)
(8)	Revenue After Medicare Cap Reduction ($000)	$166,057	$171,527	$175,289	$186,219	$184,049	$185,701	$188,474	$197,202	$198,585	$199,048	$204,956	$205,856	$208,417
(9)	% Routine Home Care (e)	68.1%	70.2%	70.8%	70.6%	71.6%	72.6%	72.6%	72.6%	71.3%	72.8%	73.0%	72.6%	71.1%
(10)	% InPatient (e)	13.9%	12.6%	12.3%	12.5%	12.8%	12.2%	12.1%	12.1%	13.1%	12.2%	11.8%	11.4%	12.2%
(11)	% Continuous Care (e)	18.0%	17.2%	16.9%	16.9%	15.6%	15.2%	15.3%	15.3%	15.6%	15.0%	15.2%	16.0%	16.7%
(12)	% Medicare Cap		0.3%	1.5%	0.4%	0.3%	0.0%	0.4%	0.0%	0.0%	0.0%	0.0%	0.1%	(0.1%)
	Direct Care Margins: (a)													
(13)	Routine Home Care	47.6%	49.5%	49.1%	49.7%	50.8%	51.1%	51.0%	51.6%	49.5%	51.5%	52.4%	53.3%	51.5%
(14)	In Patient Care	23.1%	20.9%	16.5%	19.4%	20.1%	18.9%	15.9%	18.8%	19.3%	17.8%	16.6%	14.9%	17.4%
(15)	Continuous Care	18.3%	20.3%	17.5%	17.0%	20.0%	17.7%	16.9%	17.6%	16.5%	17.6%	18.0%	20.1%	19.1%
(16)	Gross Profit (Direct and Indirect) ($000) (b) (c)	$32,461	$34,829	$32,669	$41,872	$41,954	$41,062	$40,249	$45,276	$39,782	$43,518	$48,271	$51,697	$48,786
(17)	Gross Profit Margin (b) (c)	19.5%	20.3%	18.6%	22.5%	22.8%	22.1%	21.4%	23.2%	20.0%	21.9%	23.6%	25.1%	23.4%
(18)	Pro Forma Selling, General & Admin Exp (c)	$13,216	$13,702	$13,619	$16,425	$15,904	$16,260	$15,651	$17,288	$16,147	$17,273	$17,100	$17,230	$17,546
(19)	Pro Forma Adjusted EBITDA ($000) (c)	$19,349	$21,480	$19,377	$25,675	$26,015	$24,867	$24,632	$28,439	$23,605	$26,277	$31,056	$34,340	$31,202
(20)	Pro Forma Adjusted EBITDA Margin (c)	11.7%	12.5%	11.1%	13.8%	14.1%	13.4%	13.1%	14.4%	11.9%	13.2%	15.2%	16.7%	15.0%

(a) Excludes any Medicare cap reduction
(b) Includes any Medicare cap reduction
(c) Excludes depreciation, amortization
(d) Includes $1,950 for fourth quarter BNAF adjustment
(e) Excludes $1,950 for fourth quarter BNAF adjustment

A-10

Chemed Corporation

VITAS – Growth Strategy

- VITAS will expand its market preeminence by:
  - Organic growth in established programs
  - New Start programs and Satellite expansions
  - Niche acquisitions

- Organic growth will continue to be generated through sales and marketing:
  - Quality patient care services
  - Focus on competitive landscapes and market share goals
  - Program-specific marketing efforts to ensure balanced patient mix
  - National account development leverages large geographic presence
  - Education of patients and referral sources earlier in a patient's terminal diagnosis – increase sales representatives, hospital and community liaisons and admissions support

- VITAS continues to be successful on New Start programs:
  - Current pipeline of new programs in various stages of development
    - New Starts generally reach break even within 9 to 18 months
    - Start-up losses range between $0.5 million to $1.5 million and CAPEX of $0.2 million
    - 4-6 New Starts or Satellites are anticipated to be launched annually

A-11

Chemed Corporation

Medicare Hospice Spending (in billions)

$10.0
$9.0
$8.0
$7.0
$6.0
$5.0
$4.0
$3.0
$2.0
$1.0
$0.0
$2.4
$2.9
$3.8
$4.6
$5.7
$6.8
$7.9
$8.9
$10.0
21% Growth
31% Growth
21% Growth
24% Growth
19% Growth
16% Growth
13% Growth
12% Growth
1999
2000
2001
2002
2003
2004
2005
2006
2007

- 20% Compounded annual growth rate from 1999 to 2007

Source: MedPAC Report - 03/06/2008

A-12

Chemed Corporation

VITAS – Sum-of-the-Parts Analysis – MMI Method[b]

(in millions, except per share data)

Based on VITAS comparable company peer group 5.3x to 6.3x

Segment	2009E EBITDA	Corporate Expenses [a]	Adj. 2009E EBITDA	EV/'09E EBITDA Multiple Range	Implied Value
VITAS	$123	($12)	$111	5.75x	$637
Roto-Rooter	$58	($5)	$53	12.00x	$641
Implied Enterprise Value					**$1,279**
Net Financial Debt					$187
Implied Equity Value					$1,091
Fully Diluted Shares (mm)					23
Implied Price Per Share					**$47.80**
Premium/(Discount) to Current					*13.0%*

Based on Rollins (company peer group 4.4x to 12.0x)

Note: Valuation approach based on MMI Investments L.P. letter to Chemed Board dated February 12, 2009. Chemed financials based on broker research.

(a) Allocation based on percentage of sales

(b) Reconciliation of EBITDA and Adjusted EBITDA to Net Income is provided at the back of this Appendix

A-13

Chemed Corporation

Selected Comparable Company Analysis

(in millions, except per share data)

Company	Stock Price 4/27/2009	% of 52 Week High	Equity Value	Enterprise Value	Enterprise Value as a Multiple of: Revenues 2009E	Revenues 2010E	EBITDA 2009E	EBITDA 2010E	P/E 2009E	P/E 2010E	EBITDA Margin 2009E	Net Debt/ EBITDA 2009E
Chemed	$42.28	90%	$960	$1,147	0.95x	0.93x	7.0x	6.8x	12.6x	11.5x	13.6%	1.1x
Vitas											12.9%	
Vitas Peer Group:												
Amedisys	32.93	50%	908	1,234	0.84	0.75	5.4	5.0	7.9	7.2	15.6%	1.4
Gentiva Health Services	16.79	57%	496	655	0.56	0.52	5.3	5.1	9.6	9.2	10.5%	1.5
Lhc Group	24.11	67%	442	448	0.92	0.81	5.8	5.3	11.5	10.5	15.8%	0.0
Odyssey Healthcare	9.18	75%	302	371	0.54	0.52	6.3	6.1	10.6	9.8	8.5%	1.1
Almost Family	22.77	44%	189	219	0.80	0.73	5.6	5.2	8.8	8.2	14.3%	0.8
	Mean	59%		Mean	0.73x	0.66x	5.7x	5.3x	9.7x	9.0x	12.9%	1.0x
				Median	0.80	0.73	5.6	5.2	9.6	9.2	14.3%	1.1
Chemed	$42.28	90%	$960	$1,147	0.95x	0.93x	7.0x	6.8x	12.6x	11.5x	13.6%	1.1x
Roto-Rooter											15.3%	
Roto-Rooter Peer Group:												
Ecolab	37.41	75%	8,956	10,027	1.63	1.52	9.5	8.6	19.1	16.8	17.1%	1.0
Rollins	17.85	88%	1,800	1,852	1.78	1.75	12.0	11.5	25.5	23.8	14.9%	0.3
Emcor Group	19.35	56%	1,306	1,098	0.18	0.18	4.4	4.6	10.1	10.9	4.0%	NM
Team	14.34	36%	273	344	0.69	0.68	6.3	6.3	13.3	12.3	11.0%	1.3
Furmanite Corp	3.90	31%	143	148	0.51	0.48	5.5	5.5	9.8	7.6	9.3%	0.2
	Mean	57%		Mean	0.96x	0.92x	7.5x	7.3x	15.6x	14.3x	11.3%	0.7x
				Median	0.69	0.68	6.3	6.3	13.3	12.3	11.0%	0.7

A-14

Chemed Corporation

CHEMED CORPORATION
RECONCILIATION OF ADJUSTED EBITDA and ADJUSTED NET INCOME
FOR THE YEARS ENDED DECEMBER 31, 2003 THROUGH 2008
(IN THOUSANDS)

		(1) 2003	(2) 2004	(3) 2005	(4) 2006	(5) 2007	(6) 2008
Reconciliation of Adjusted EBITDA							
(1)	Net income/(loss)	$ (3,435)	$ 27,512	$ 35,817	$ 50,651	$ 61,641	$ 67,281
(2)	Discontinued operations	14,623	(8,417)	411	7,071	(1,201)	1,088
(3)	Interest expense	3,177	21,158	21,264	17,468	14,921	12,123
(4)	Income taxes	6,180	13,736	18,428	32,562	37,721	47,035
(5)	Depreciation	9,519	14,542	16,150	16,775	20,118	21,581
(6)	Amortization	302	3,779	4,922	5,255	5,270	5,924
(7)	EBITDA	30,366	72,310	96,992	129,782	138,470	155,032
	Add/(deduct)						
(8)	(Gains)/losses on investments	(5,390)	-	-	1,445	-	-
(9)	Gain on sale of property	-	-	-	-	(1,138)	-
(10)	Impairment loss on transportation equipment	-	-	-	-	-	2,699
(11)	Severance charges	3,627	-	-	-	-	-
(12)	Interest income	(1,860)	(1,874)	(2,198)	(2,691)	(3,304)	(743)
(13)	Dividend income from VITAS	(1,532)	-	-	-	-	-
(14)	Equity in earnings of VITAS	(922)	4,105	-	-	-	-
(15)	Advertising cost adjustment	829	528	691	323	601	225
(16)	Long-term incentive compensation	-	8,783	5,477	-	7,067	-
(17)	Loss/(gain) on extinguishment of debt	-	3,330	3,971	430	13,798	(3,406)
(18)	Legal expenses of OIG investigation	-	-	637	1,068	227	47
(19)	Stock option expense	-	-	215	1,211	4,665	7,303
(20)	Lawsuit settlement	-	3,135	17,350	272	1,927	-
(21)	Debt registration expenses	-	1,191	-	-		-
(22)	VITAS transactions costs	-	442	(959)	-	-	-
(23)	Prior-period insurance adjustments			(1,663)			597
(24)	Other	-	-	-	(467)	(467)	-
(25)	Adjusted EBITDA	$ 25,118	$ 91,950	$ 120,513	$ 131,373	$ 161,846	$ 161,754

A-15a
Chemed Corporation

CHEMED CORPORATION
RECONCILIATION OF ADJUSTED EBITDA and ADJUSTED NET INCOME
FOR THE YEARS ENDED DECEMBER 31, 2003 THROUGH 2008

(IN THOUSANDS)
(continued)

		(1) 2003	(2) 2004	(3) 2005	(4) 2006	(5) 2007	(6) 2008
	Reconciliation of Adjusted Net Income						
(26)	Net income/(loss)	$ (3,435)	$ 27,512	$ 35,817	$ 50,651	$ 61,641	$ 67,281
	Add/(deduct):						
(27)	Discontinued operations	14,623	(8,417)	411	7,071	(1,201)	1,088
(28)	(Gains)/losses on investments	(3,351)	-	-	918	-	-
(29)	Gain on sale of property	-	-	-	-	(724)	-
(30)	Impairment loss on transportation equipment	-	-	-	-	-	1,714
(31)	Severance charges	2,358	-	-	-	-	-
(32)	Dividend income from VITAS	(1,379)	-	-	-	-	-
(33)	Equity in earnings of VITAS	(922)	4,105	-	-	-	-
(34)	Long-term incentive compensation	-	5,437	3,434	-	4,427	-
(35)	Loss/(gain) on extinguishment of debt	-	2,030	2,523	273	8,778	(2,156)
(36)	Legal expenses of OIG investigation	-	-	397	662	141	28
(37)	Stock option expense	-	-	137	769	2,962	4,619
(38)	Lawsuit settlement	-	1,897	10,757	169	1,168	-
(39)	Prior period tax adjustments	-	(1,620)	(1,961)	(2,115)		(322)
(40)	Debt registration expenses	-	727		-		-
(41)	VITAS transactions costs	-	222	(959)	-		-
(42)	Prior-period insurance adjustments	-	-	(1,014)	-		358
(43)	Non-cash interest on convertible debt	-	-	-	-	2,335	3,228
(44)	Income tax impact of non-taxable investments	-	-	-	-	46	3,062
(45)	Other	-	-	-	(296)	(296)	-
(46)	Adjusted net income	$ 7,894	$ 31,893	$ 49,542	$ 58,102	$ 79,277	$ 78,900

A-15b

Chemed Corporation

CHEMED CORPORATION
RECONCILIATION OF PRO FORMA ADJUSTED EBITDA and PRO FORMA ADJUSTED NET INCOME
FOR THE YEARS ENDED DECEMBER 31, 2003 THROUGH 2008
(IN THOUSANDS)

		(1)	(2)	(3)	(4)	(5)	(6)
		2003 (a)	2004 (a)	2005	2006	2007	2008
Reconciliation of Adjusted EBITDA							
(1)	Net income/(loss)	$ (2,044)	$ 32,615	$ 35,817	$ 50,651	$ 61,641	$ 67,281
(2)	Discontinued operations	14,623	(8,417)	411	7,071	(1,201)	1,088
(3)	Interest expense	23,507	24,560	21,264	17,468	14,921	12,123
(4)	Income taxes	10,809	14,627	18,428	32,562	37,721	47,035
(5)	Depreciation	14,619	15,022	16,150	16,775	20,118	21,581
(6)	Amortization	4,487	4,387	4,922	5,255	5,270	5,924
(7)	EBITDA	66,001	82,794	96,992	129,782	138,470	155,032
	Add/(deduct)						
(8)	(Gains)/losses on investments	(3,544)	-	-	1,445	-	-
(9)	Gain on sale of property	-	-	-	-	(1,138)	-
(10)	Impairment loss on transportation equipment	-	-	-	-	-	2,699
(11)	Severance charges	3,627	-	-	-	-	-
(12)	Interest income	(2,282)	(1,915)	(2,198)	(2,691)	(3,304)	(743)
(13)	Advertising cost adjustment	829	528	691	323	601	225
(14)	Long-term incentive compensation	-	8,783	5,477	-	7,067	-
(15)	Loss/(gain) on extinguishment of debt	3,330	3,330	3,971	430	13,798	(3,406)
(16)	Legal expenses of OIG investigation	-	-	637	1,068	227	47
(17)	Stock option expense	-	-	215	1,211	4,665	7,303
(18)	Lawsuit settlement	-	3,135	17,350	272	1,927	-
(19)	Debt registration expenses	-	1,191	-	-	-	-
(20)	VITAS transactions costs	-	-	(959)	-	-	-
(21)	Prior-period insurance adjustments	-	-	(1,663)	-	-	597
(22)	Other	-	-	-	(467)	(467)	-
(23)	Adjusted EBITDA	$ 67,961	$ 97,846	$ 120,513	$ 131,373	$ 161,846	$ 161,754

(a) Include VITAS results as if VITAS were purchased on January 1, 2003

A-16a

Chemed Corporation

CHEMED CORPORATION

RECONCILIATION OF PRO FORMA ADJUSTED EBITDA and PRO FORMA ADJUSTED NET INCOME
FOR THE YEARS ENDED DECEMBER 31, 2003 THROUGH 2008
(IN THOUSANDS)
(continued)

		(1) **2003 (a)**	(2) **2004 (a)**	(3) **2005**	(4) **2006**	(5) **2007**	(6) **2008**
Reconciliation of Adjusted Net Income							
(24)	Net income/(loss)	$ (2,044)	$ 32,615	$ 35,817	$ 50,651	$ 61,641	$ 67,281
	Add/(deduct):						
(25)	Discontinued operations	14,623	(8,417)	411	7,071	(1,201)	1,088
(26)	(Gains)/losses on investments	(3,351)	-	-	918	-	-
(27)	Gain on sale of property	-	-	-	-	(724)	-
(28)	Impairment loss on transportation equipment	-	-	-	-	-	1,714
(29)	Severance charges	2,358	-	-	-	-	-
(30)	Long-term incentive compensation	-	5,437	3,434	-	4,427	-
(31)	Loss/(gain) on extinguishment of debt	2,164	2,030	2,523	273	8,778	(2,156)
(32)	Legal expenses of OIG investigation	-	-	397	662	141	28
(33)	Stock option expense	-	-	137	769	2,962	4,619
(34)	Lawsuit settlement	-	1,897	10,757	169	1,168	-
(35)	Prior period tax adjustments	-	(1,620)	(1,961)	(2,115)		(322)
(36)	Debt registration expenses	-	727		-		-
(37)	VITAS transactions costs	-	-	(959)	-		-
(38)	Prior-period insurance adjustments	-	-	(1,014)	-		358
(39)	Non-cash interest on convertible debt	-	-	-	-	2,335	3,228
(40)	Income tax impact of non-taxable investments	-	-	-	-	46	3,062
(41)	Other	-	-	-	(296)	(296)	-
(42)	Adjusted net income	$ 13,750	$ 32,669	$ 49,542	$ 58,102	$ 79,277	$ 78,900

(a) Include VITAS results as if VITAS were purchased on January 1, 2003

A-16b

Chemed Corporation

ROTO-ROOTER GROUP
RECONCILIATION OF ADJUSTED EBITDA and ADJUSTED NET INCOME
FOR THE YEARS ENDED DECEMBER 31, 2003 THROUGH 2008
(IN THOUSANDS)

		(1) 2003	(2) 2004	(3) 2005	(4) 2006	(5) 2007	(6) 2008
	Reconciliation of Adjusted EBITDA						
(1)	Net income	$ 13,176	$ 18,795	$ 27,626	$ 32,454	$ 38,971	$ 33,592
(2)	Interest expense	170	206	563	368	495	246
(3)	Income taxes	8,054	10,611	16,048	18,748	24,145	20,742
(4)	Depreciation	9,179	8,583	8,271	7,665	8,365	8,294
(5)	Amortization	302	119	90	72	54	50
(6)	EBITDA	30,881	38,314	52,598	59,307	72,030	62,924
	Add/(deduct)						
(7)	Advertising cost adjustment	829	528	691	323	601	225
(8)	Long-term incentive compensation	-	1,558	-	-	-	-
(9)	Lawsuit settlement		3,135	-	-	1,927	-
(10)	Prior-period insurance adjustments	-	-	(1,663)	-	-	597
(11)	Interest income	(268)	(139)	(156)	(85)	(377)	(116)
(12)	Intercompany interest income	(595)	(1,041)	(2,236)	(3,997)	(4,993)	(3,708)
(13)	Adjusted EBITDA	$ 30,847	$ 42,355	$ 49,234	$ 55,548	$ 69,188	$ 59,922
	Reconciliation of Adjusted Net Income						
(14)	Net income	$ 13,176	$ 18,795	$ 27,626	$ 32,454	$ 38,971	$ 33,592
	Add/(deduct):						
(15)	Long-term incentive compensation	-	982	-	-	-	-
(16)	Lawsuit settlement	-	1,897	-	-	1,168	-
(17)	Prior-period insurance adjustments	-	-	(1,014)	-	-	358
(18)	Prior-period tax adjustments	-	(630)	(1,126)	(1,251)	-	-
(19)	Adjusted net income	$ 13,176	$ 21,044	$ 25,486	$ 31,203	$ 40,139	$ 33,950

A-17
Chemed Corporation

VITAS HEALTHCARE GROUP
RECONCILIATION OF ADJUSTED EBITDA and ADJUSTED NET INCOME
FOR THE YEARS ENDED DECEMBER 31, 2003 THROUGH 2008 (a)
(IN THOUSANDS)

		(1)	(2)	(3)	(4)	(5)	(6)
		2003	**2004**	**2005**	**2006**	**2007**	**2008**
Reconciliation of Adjusted EBITDA							
(1)	Net income	$ 20,158	$ 33,052	$ 34,982	$ 43,546	$ 61,034	$ 64,719
(2)	Discontinued operations	-	(91)	(1,477)	4,872	(1,201)	-
(3)	Interest expense	-	128	153	191	146	155
(4)	Income taxes	13,543	22,447	20,097	28,705	35,722	38,710
(5)	Depreciation	5,100	6,192	7,557	8,753	11,446	13,000
(6)	Amortization	4,185	3,957	3,947	3,916	3,984	3,984
(7)	EBITDA	42,986	65,685	65,259	89,983	111,131	120,568
	Add/(deduct)						
(8)	Legal expenses of OIG investigation	-	-	637	1,068	227	46
(9)	Lawsuit settlement	-	-	17,350	272	-	-
(10)	Interest income	(684)	(373)	(237)	(114)	(151)	(137)
(11)	Intercompany interest income	-	(759)	(2,554)	(5,329)	(7,254)	(5,199)
(12)	Adjusted EBITDA	$ 42,302	$ 64,553	$ 80,455	$ 85,880	$ 103,953	$ 115,278
Reconciliation of Adjusted Net Income							
(13)	Net income	$ 20,158	$ 33,052	$ 34,982	$ 43,546	$ 61,034	$ 64,719
(14)	Add/(deduct):						
(15)	Discontinued operations	-	(91)	(1,477)	4,872	(1,201)	-
(16)	Legal expenses of OIG investigation	-	-	397	662	141	28
(17)	Lawsuit settlement	-	-	10,757	169	-	-
(18)	Prior-period tax adjustments	-	-	-	-	-	(322)
(19)	Adjusted net income	$ 20,158	$ 32,961	$ 44,659	$ 49,249	$ 59,974	$ 64,425

(a) Assumes VITAS was purchased on January 1, 2003

A-18

Chemed Corporation

CHEMED CORPORATION
RECONCILIATION OF ADJUSTED EBITDA and ADJUSTED NET INCOME
FOR THE FIRST QUARTER OF 2008 AND 2009

		(1) 2009	(2) 2008
	Reconciliation of Adjusted EBITDA		
(1)	Net income	$ 19,339	$ 15,860
(2)	Interest expense	2,844	3,109
(3)	Income taxes	12,267	9,683
(4)	Depreciation	5,325	5,438
(5)	Amortization	1,536	1,450
(6)	EBITDA	41,311	35,540
	Add/(deduct)		
(7)	(Gains)/losses on investments	(1,211)	-
(8)	Expenses associated with contested proxy solicitation	545	-
(9)	Interest income	(82)	(337)
(10)	Advertising cost adjustment	(394)	(570)
(11)	Legal expenses of OIG investigation	13	(15)
(12)	Stock option expense	2,042	1,391
(13)	Prior-period insurance adjustments	-	597
(14)	Adjusted EBITDA	$ 42,224	$ 36,606
	Reconciliation of Adjusted Net Income		
(15)	Net income	$ 19,339	$ 15,860
	Add/(deduct):		
(16)	Expenses associated with contested proxy solicitation	345	-
(17)	Legal expenses of OIG investigation	8	(9)
(18)	Stock option expense	1,292	884
(19)	Prior period tax adjustments	-	(322)
(20)	Prior-period insurance adjustments	-	358
(21)	Non-cash interest on convertible debt	968	960
(22)	Income tax impact of non-taxable investments	(736)	-
(23)	Adjusted net income	$ 21,216	$ 17,731

A-19
Chemed Corporation

ROTO-ROOTER GROUP
RECONCILIATION OF ADJUSTED EBIT and ADJUSTED EBITDA
FOR THE FIRST QUARTER OF 2008 AND 2009

		(1) 2009	(2) 2008
Reconciliation of Adjusted EBIT and EBITDA			
(1)	Net income	$ 8,276	$ 9,095
(2)	Interest expense	35	83
(3)	Income taxes	5,036	5,700
(4)	EBIT	13,347	14,878
	Add/(deduct)		
(5)	Advertising cost adjustment	(394)	(570)
(6)	Prior-period insurance adjustments	-	597
(7)	Interest income	(19)	(18)
(8)	Intercompany interest income	(536)	(1,042)
(9)	Adjusted EBIT	12,398	13,845
(10)	Depreciation	2,054	2,082
(11)	Amortization	15	13
(12)	Adjusted EBITDA	$ 14,467	$ 15,940

A-20
Chemed Corporation

VITAS HEALTHCARE GROUP
RECONCILIATION OF ADJUSTED EBITDA
FOR THE FIRST QUARTER OF 2008 AND 2009

	Reconciliation of Adjusted EBITDA	(1) **2009**	(2) **2008**
(1)	Net income	$ 17,283	$ 13,298
(2)	Interest expense	39	51
(3)	Income taxes	10,597	7,398
(4)	Depreciation	3,219	3,280
(5)	Amortization	990	996
(6)	EBITDA	32,128	25,023
	Add/(deduct)		
(7)	Legal expenses of OIG investigation	13	(15)
(8)	Interest income	(48)	(38)
(9)	Intercompany interest income	(891)	(1,365)
(10)	Adjusted EBITDA	$ 31,202	$ 23,605

A-21

Chemed Corporation

CHEMED

CHEMED CORPORATION

ROTO-ROOTER®
PLUMBING & DRAIN SERVICE

Innovative Hospice Care®
VITAS®